                                                                     EXHIBIT 5.1



                         [Weil, Gotshal & Manges Letterhead]




                                    March 6, 1998




USI, Inc.
101 Wood Avenue South
Iselin, New Jersey 08830

Ladies and Gentlemen:

          We have acted as counsel to USI, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 (the "Registration Statement") of the Company for registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable in connection with the Agreement and Plan of Merger, dated as of February 16, 1998 (the "Merger Agreement"), among the Company, U.S. Industries, Inc., Blue Merger Corp., Zoro Merger Corp. and Zurn Industries, Inc.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo-

USI, Inc.
March 6, 1998
Page 2


static copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We consent to the reference to our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES LLP